Exhibit 99.1

NeueHealth to Be Taken Private by NEA and Consortium of Investors

December 23 2024 – DORAL, Fla. – NeueHealth, Inc. (“NeueHealth” or the “Company”) (NYSE: NEUE), the value-driven healthcare company, today announced that it has entered into a definitive merger agreement pursuant to which the Company will be acquired by an affiliate of New Enterprise Associates (“NEA”) at an enterprise value of approximately $1.3 billion. Upon completion of the transaction, NeueHealth will become a privately held company with the flexibility and resources to continue advancing its value-driven, consumer-centric care model.

Under the terms of the merger agreement, holders of NeueHealth common stock (other than shares that will be rolled over and certain excluded shares) will receive $7.33 per share in cash, which represents a premium of approximately 70% over the closing price of NeueHealth common stock on December 23, 2024. Certain stockholders of NeueHeath, including NEA and 12 existing NeueHealth investors (which collectively hold all of the outstanding shares of NeueHealth preferred stock), have entered into rollover agreements pursuant to which such stockholders will continue their investments by exchanging their shares of NeueHealth common stock and/or preferred stock for newly issued equity interests in the privately held company, and the Company’s existing secured loan facility with Hercules Capital, Inc. will remain in place.

NeueHealth’s executive leadership team will continue in their roles upon completion of the transaction and intends to roll over 100% of their equity interests for newly issued equity interests in the privately held company.

“We are pleased to announce this transaction as we believe it places NeueHealth in a strong position for continued growth while maximizing value for all of NeueHealth’s public stockholders,” said Mike Mikan, President and CEO of NeueHealth. “NEA has been a longstanding strategic partner, and we look forward to continuing to work together to build on NeueHealth’s success as a leader in value-based care.”

“We believe NeueHealth has built a differentiated model of care that is uniquely positioned to drive value for consumers, providers, and payors and we have confidence in the NeueHealth team and their ability to continue to lead the Company,” said Mohamad Makhzoumi, Co-CEO of NEA. “We have had a strong partnership with NeueHealth since 2016 and share the Company’s commitment to making high-quality healthcare accessible and affordable for all Americans.”

Transaction Details

A special committee (the “Special Committee”) of the board of directors of NeueHealth (the “Board”), composed entirely of independent and disinterested directors and advised by its own independent legal and financial advisors, unanimously recommended that the Board approve the transaction and determined it was in the best interests of the Company and its stockholders that are not affiliated with NEA. Acting upon the recommendation of the Special Committee, the Board subsequently unanimously approved the transaction and determined to recommend that NeueHealth stockholders vote to approve and adopt the merger agreement.

Certain NeueHealth stockholders have agreed to vote all of their shares of NeueHealth common stock and/or preferred stock to approve and adopt the merger agreement, subject to certain conditions.

The merger is subject to approval by NeueHealth’s stockholders and other customary closing conditions, including receipt of certain regulatory approvals. NEA intends to finance the transaction with fully committed equity financing, and the transaction is not subject to any financing condition. Upon completion of the transaction, NeueHealth’s common stock will no longer be publicly traded or listed on any public market.

The merger agreement includes a 30-day “go-shop” period that will expire at 12:01 AM New York City time on January 23, 2025, which permits the Special Committee and its financial advisors to solicit and consider alternative acquisition proposals. There can be no assurance that this process will result in a superior proposal, and NeueHealth does not intend to disclose developments with respect to the “go-shop” process unless and until it determines such disclosure is appropriate or is otherwise required.

Lincoln International, LLC is acting as financial advisor, and Richards, Layton & Finger, P.A. is acting as legal counsel, to the Special Committee. Simpson Thacher & Bartlett LLP is acting as legal counsel to NeueHealth.

Latham and Watkins LLP is acting as legal counsel to NEA, with Sidley Austin LLP acting as insurance regulatory counsel to NEA.

More information regarding the key terms will be included in a current report on Form 8-K to be filed by NeueHealth with the Securities and Exchange Commission (the “SEC”).

Important Information and Where to Find It

In connection with the transaction, the Company will file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”), the definitive version of which will be sent or provided to Company stockholders.  The Company, affiliates of the Company and affiliates of NEA intend to jointly file a transaction statement on Schedule 13E-3 (the "Schedule 13E-3") with the SEC.  The Company may also file other documents with the SEC regarding the transaction.  This release is not a substitute for the Proxy Statement, the Schedule 13E-3 or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE COMPANY OR THE TRANSACTION BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.  Investors and security holders may obtain free copies of the Proxy Statement, the Schedule 13E-3 and other documents that are filed or will be filed with the SEC by the Company, when such documents become available, through the website maintained by the SEC at www.sec.gov or through the Company's website at https://investors.neuehealth.com/home/default.aspx.

The transaction will be implemented solely pursuant to the Agreement and Plan of Merger, dated as of December 23, 2024 (the “merger agreement”), among the Company, NH Holdings 2025, Inc. and NH Holdings Acquisition 2025, Inc., which contains the full terms and conditions of the transaction.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is available in the definitive proxy statement for the 2024 annual meeting of stockholders of the Company, which was filed by the Company with the SEC on April 1, 2024 (the “Annual Meeting Proxy Statement”), and will be available in the Proxy Statement. Please refer to the sections captioned “Executive Compensation,” “Director Compensation,” and “Security Ownership of Certain Beneficial Owners and Management” in the Annual Meeting Proxy Statement. Holdings of the Company’s securities by certain of the Company’s employees, and any changes in the holdings of the Company’s securities by the Company’s directors or executive officers from the amounts described in the Annual Meeting Proxy Statement, have been reflected in the following Statements of Change in Ownership on Form 4 filed with the SEC: Form 4, filed by George Lawrence Mikan III on May 6, 2024; Form 4, filed by Jay Matushak on May 6, 2024; Form 4, filed Tomas Orozco on May 6, 2024; Form 4, filed by Jeffery Michael Craig on May 6, 2024; Form 4, filed by Jeffrey J. Scherman on May 6, 2024; Form 4, filed by Jay Matushak on May 13, 2024; Form 4, filed by Jeffrey J. Scherman on May 13, 2024; Form 4, filed by Kedrick D. Adkins, Jr. on May 14, 2024; Form 4, filed by Andrew M. Slavitt on May 14, 2024; Form 4, filed by Linda Gooden on May 14, 2024; Form 4, filed by Mohamad Makhzoumi on May 14, 2024; Form 4, filed by Robert J. Sheehy on May 14, 2024; Form 4, filed by Matthew G. Manders on May 14, 2024; Form 4, filed by Stephen Kraus on May 14, 2024; Form 4, filed by Manuel Kadre on May 14, 2024; Form 4, filed by Jeffrey R. Immelt on May 14, 2024; Form 4, filed by Mohamad Makhzoumi on October 3, 2024; Form 4, filed by Jay Matushak on October 8, 2024; Form 4, filed by George Lawrence Mikan III on December 18, 2024. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

About NeueHealth

NeueHealth is a value-driven healthcare company grounded in the belief that all health consumers are entitled to high-quality, coordinated care. By uniquely aligning the interests of health consumers, providers, and payors, NeueHealth helps to make healthcare accessible and affordable to all populations across the ACA Marketplace, Medicare, and Medicaid. NeueHealth delivers high-quality clinical care to over 500,000 health consumers through owned clinics and unique partnerships with over 3,000 affiliated providers. We also enable independent providers and medical groups to thrive in performance-based arrangements through a suite of technology and services scaled centrally and deployed locally. We believe our value-driven, consumer-centric care model can transform the healthcare experience and maximize value across the healthcare system. For more information, visit: www.neuehealth.com.

About NEA

New Enterprise Associates (NEA) is a global venture capital firm focused on helping entrepreneurs build transformational businesses across multiple stages, sectors and geographies. Founded in 1977, NEA has more than $25 billion in assets under management as of June 30, 2024 and invests in technology and healthcare companies at all stages in a company’s lifecycle, from seed stage through IPO. The firm's long track record of investing includes more than 280 portfolio company IPOs and more than 465 mergers and acquisitions. For more information, please visit www.nea.com.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements made in this release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies, and statements as to the expected timing, completion and effects of the transaction. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” “outlook,” “ensure,” and other similar expressions. These forward-looking statements include any statements regarding our plans, expectations and financial guidance. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: the failure to complete the transaction on the anticipated terms and within the anticipated timeframe, including as a result of failure to obtain required stockholder or regulatory approvals or to satisfy other closing conditions; potential litigation relating to the transaction that could be instituted against NEA, the Company or their respective affiliates, directors, managers, officers or employees, and the effects of any outcomes related thereto; potential adverse reactions or changes to our business relationships or operating results resulting from the announcement, pendency or completion of the transaction; the risk that our stock price may decline significantly if the transaction is not consummated; certain restrictions during the pendency of the transaction that may impact our ability to pursue certain business opportunities or strategic transactions; costs associated with the transaction, which may be significant; the occurrence of events, changes or other circumstances that could give rise to the termination of the merger agreement, including in circumstances requiring us to pay a termination fee; our ability to continue as a going concern; our ability to comply with the terms of our credit facilities or any credit facility into which we enter in the future; our ability to receive the remaining proceeds from the sale of our Medicare Advantage business in California in a timely manner; our ability to obtain any short or long term debt or equity financing needed to operate our business; our ability to quickly and efficiently complete the wind down of our remaining Individual and Family Plan (“IFP”) and MA businesses, including by satisfying liabilities of those businesses when due and payable; potential disruptions to our business due to the transaction or due to corporate restructuring and any resulting headcount reduction; our ability to accurately estimate and effectively manage the costs relating to changes in our business offerings and models; a delay or inability to withdraw regulated capital from our subsidiaries; a lack of acceptance or slow adoption of our business model; our ability to retain existing consumers and expand consumer enrollment; our and our care partner’s abilities to obtain and accurately assess, code, and report risk adjustment factor scores; our ability to contract with care providers and arrange for the provision of quality care; our ability to obtain claims information timely and accurately; the impact of any pandemic or epidemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; our ability to manage any growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions, integrate acquired businesses, and quickly and efficiently divest businesses as needed; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; our ability to prevent and contain data security incidents and the impact of data security incidents on our members, patients, employees and financial results; our ability to comply with requirements to maintain effective internal controls; our ability to adapt to mitigate risks associated with our ACO businesses, including any unanticipated market or regulatory developments; and the other factors set forth under the heading “Risk Factors” in the Company’s reports on Form 10-K, Form 10-Q, and Form 8-K (including all amendments to those reports) and our other filings with the SEC. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or changes in our expectations.

Investor Contact:

IR@neuehealth.com

Media Contact:

media@neuehealth.com